                                                                     Exhibit 4.2

                                SECOND AMENDMENT

                  SECOND AMENDMENT, dated as of March 29, 2001 (this "AMENDMENT"), to the Amended and Restated Credit Agreement, dated as of June 30, 2000 (as heretofore amended, supplemented or otherwise modified, the "CREDIT Agreement"), among ANC RENTAL CORPORATION, a Delaware corporation (the "BORROWER"), the several Lenders from time to time parties thereto, LEHMAN BROTHERS INC., as advisor, lead arranger and book manager, LEHMAN COMMERCIAL PAPER INC., as syndication agent, BANKERS TRUST COMPANY, as documentation agent, and CONGRESS FINANCIAL CORPORATION (FLORIDA), as administrative agent and collateral agent (in such capacities, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement; and

                  WHEREAS, the Lenders have agreed to amend the Credit Agreement, but only upon the terms and subject to the conditions set forth below;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Lenders and the Agents hereby agree as follows:

                  1. DEFINITIONS. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  2. AMENDMENT OF SECTION 1.1 (DEFINED TERMS). Section 1.1 of the Credit Agreement is hereby amended by:

                  (a) deleting the definition of "Interim Facility Loan Documentation" in its entirety; and

                  (b) inserting the following defined terms in their appropriate alphabetical order:

                           ""CARDINAL": Cardinal Capital Partners, Inc., a Texas
                  corporation, in its capacity as purchaser and lessor of the real property of the Borrower and its Subsidiaries pursuant to the Real Estate Transactions.

                           "CASH COLLATERAL AGREEMENT": the Collateral and
                  Control Agreement, to be executed by the Borrower on or after the Second Amendment Effective Date in favor of the Interim Facility Administrative Agent or the Collateral Trustee, for the benefit of the lenders and/or the holders under the Interim Loan Facility, pursuant to which a cash collateral account shall be established into which the Borrower shall only deposit all of the net proceeds of the Real Estate Transactions, to the extent that such proceeds are not required to be applied to prepay the Loans pursuant to Section 2.10(a), as the same may after the execution and delivery thereof be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9. The Cash Collateral Agreement shall provide that, upon the request of the Borrower at any time when (x) no Default or Event of Default under, and as defined in, the Interim Facility Loan Agreement shall have occurred and be continuing and (y) the representations and warranties contained in the Interim Facility Loan Agreement are true and correct, funds held in the Real Estate Cash Collateral Account will be released to the Borrower for use at the Borrower's discretion as general working capital of the Borrower and its Subsidiaries without requiring the Borrower to first borrow hereunder.

                           "COLLATERAL TRUSTEE": the collateral trustee to be
                  designated by the lenders under the Interim Loan Facility and Liberty.

                           "INTERIM FACILITY ADMINISTRATIVE AGENT": the
                  Administrative Agent under, and as defined in, the Interim Facility Loan Agreement.

                           "INTERIM FACILITY LOAN DOCUMENTATION": the Interim
                  Facility Loan Agreement and the Interim Loan Facility Collateral Documents, together with all instruments and other agreements entered into by the Borrower and certain of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                           "INTERIM LOAN FACILITY AMENDMENT": the amendment to
                  the Interim Facility Loan Agreement, to be executed on or after the Second Amendment Effective Date by the lenders party thereto and the Borrower, pursuant to which the Transactions shall be consummated.

                           "INTERIM LOAN FACILITY COLLATERAL DOCUMENTS": the
                  collective reference to (a) the collateral agreement, to be executed on or after the Second Amendment Effective Date by the Borrower in favor of the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility and Liberty, as the same may after the execution and delivery thereof be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9, (b) the Cash Collateral Agreement and (c) the trust agreement, to be executed on or after the Second Amendment Effective Date by the Borrower, the Subsidiary Guarantors and the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility and Liberty, as the same may after the execution and delivery thereof be amended, supplemented or otherwise modified from time to time in accordance with
                  Section 7.9.

                           "LIBERTY": Liberty Mutual Insurance Company, in its
                  capacity as the provider of surety bonds and similar undertakings for the account of the Borrower and its Subsidiaries.

                           "REAL ESTATE CASH COLLATERAL ACCOUNT": the cash
                  collateral account established pursuant to the Cash Collateral Agreement.

                           "REAL ESTATE TRANSACTIONS": the sale or the sale and
                  leaseback of the real property of the Borrower and its Subsidiaries listed on Schedule 1.1(g) to Cardinal as set forth in (a) the Contract of Sale, dated as of February 28, 2001, between Alamo Rent-A-Car, LLC and Cardinal, together with each lease, lease memorandum and deed or special warranty deed with respect to each of the real property locations listed on Schedule 1.1(g), the Guarantee of Lease by the Borrower in favor of Cardinal with respect to each such lease, and the other agreements, documents and instruments executed and delivered in connection therewith and (b) the Contract of Sale, dated as of February 28, 2001, between National Car Rental Systems, Inc. and Cardinal, together with each lease, lease memorandum and deed or special warranty deed with respect to each of the real property locations listed on
                  Schedule 1.1(g), the Guarantee of Lease by the Borrower in favor of Cardinal with respect to each such lease, and the other agreements, documents and instruments executed and delivered in connection therewith.

                           "SECOND AMENDMENT EFFECTIVE DATE": the effective date
                  of the Second Amendment, dated as of March 29, 2001, to this Agreement.

                           "TRANSACTIONS": the transactions pursuant to which,
                  among other things, (a) the Borrower shall deposit into the Real Estate Cash Collateral Account the Net Proceeds (as defined in the Interim Facility Loan Agreement) of the Real Estate Transactions, less any prepayments required pursuant to
                  Section 2.10(a), and the amount of such cash collateral shall be released to the Borrower pursuant to the conditions and procedures set forth in the Cash Collateral Agreement, (b) the Borrower and the Subsidiary Guarantors shall grant Liens on
                  (i) substantially all of their respective assets (except as set forth in clauses (ii),(iii) and (iv) below) in favor of the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility and Liberty, pursuant to the Interim Loan Facility Collateral Documents, which Liens shall be subordinate to the Liens created pursuant to the Security Documents and the Supplemental Credit Facility Documentation, (ii) all of the limited partnership interests in, and all of the equity interests in the general partner of, each of Alamo Financing LP, National Car Rental Financing LP and Car Temps Funding, LP and all of the capital stock of ARG Funding Corporation in favor of the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility and Liberty, pursuant to the Interim Loan Facility Collateral Documents, (iii) all motor vehicles held under finance leases by Alamo Rent-A-Car LLC, National Car Rental System, Inc. and Spirit Rent-A-Car, Inc., pursuant to the Interim Loan Facility Collateral Documents and (iv) the Real Estate Cash Collateral Account, and the proceeds contained therein, in favor of the Interim Facility Administrative Agent or the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility, pursuant to the Cash Collateral Agreement and (c) the Loan Parties shall enter into an amended and restated Intercreditor Agreement, to be executed by the Loan Parties, the Administrative Agent, the administrative agent under the Supplemental Credit Agreement and the Collateral Trustee, in form and substance reasonably satisfactory to all such parties, to set forth the relative priorities of Liens of the parties thereto, all of the foregoing in accordance with the Transaction Documents.

                           "TRANSACTION DOCUMENTS": the collective reference to
                  the Interim Loan Facility Amendment, the Interim Loan Facility Collateral Documents and the amended and restated Intercreditor Agreement.".

                  3. AMENDMENT OF SECTION 6.1 (FINANCIAL STATEMENTS). Section
6.1 of the Credit Agreement is hereby amended by adding immediately after "90 days" in paragraph (a) thereof the following: "(or, in the case of the 2000 fiscal year of the Borrower, 120 days)".

                  4. AMENDMENT OF SECTION 7.3 (LIMITATION ON LIENS). Section 7.3 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (o) thereof, (b) deleting the period at the end of paragraph
(p) thereof and substituting therefor "; and" and (c) adding at the end of such Section the following new paragraph (q):

                           "(q) (i) Liens in favor of the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility and Liberty, created pursuant to the Interim Facility Collateral Documents on all of the limited partnership interests in, and all of the equity interests in the general partner of, each of Alamo Financing LP, National Car Rental Financing LP and Car Temps Funding, LP and all of the capital stock of ARG Funding Corporation,
         (ii) Liens in favor of the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility and Liberty, created pursuant to the Interim Facility Collateral Documents on all motor vehicles held under finance leases by Alamo Rent-A-Car LLC, National Car Rental System, Inc. and Spirit Rent-A-Car, Inc., (iii) Liens in favor of the Interim Facility Administrative Agent or the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility, on the Real Estate Cash Collateral Account, and the proceeds contained therein (consisting of the net cash proceeds received from the Real Estate Transactions and any income thereon) in accordance with the terms of the Cash Collateral Agreement and (iv) Liens (other than the Liens described in the foregoing clauses (i), (ii) and (iii)) in favor of the Collateral Trustee, for the benefit of the lenders and/or holders under the Interim Loan Facility and Liberty, created pursuant to the Interim Facility Collateral Documents, PROVIDED that such Liens described in this clause (iv) (x) are junior to the Liens created under the Loan Documents and the Supplemental Credit Facility Documentation and (y) shall not be permitted unless and until the Administrative Agent shall have received an amendment and restatement of the Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent.".

                  5. AMENDMENT OF SECTION 7.5 (LIMITATION ON DISPOSITIONS OF PROPERTY). Section 7.5 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (m) thereof, (b) deleting the period at the end of paragraph (n) thereof and substituting therefor "; and" and (c) adding at the end of such Section the following new paragraph (o):

                           "(o) the Real Estate Transactions.".

                  6. AMENDMENT OF SECTION 7.8 (LIMITATION ON INVESTMENTS).
Section 7.8 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (p) thereof, (b) deleting the period at the end of paragraph (q) thereof and substituting therefor "; and" and (c) adding at the end of such Section the following new paragraph (r):

                           "(r) Investments made by the Borrower or any of its Subsidiaries of the proceeds in the Real Estate Cash Collateral Account.".

                  7. AMENDMENT OF SECTION 7.9 (LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, ETC.). Section 7.9 of the Credit Agreement is hereby amended by:

                  (a) deleting the word "and" at the end of subclause (ii) in clause (a) thereof and substituting therefor a semicolon;

                  (b) adding immediately after "used to make any such prepayment" at the end of subclause (iii) in clause (a) thereof the following:

                           "; and (iv) the transactions contemplated by the Interim Loan Facility Amendment"; and

                  (c) adding immediately after "payment of a consent fee" at the end of subclause (ii) in clause (b) thereof the following:

                           ", and other than the amendments, modification, waivers and other changes contemplated by the Interim Loan Facility Amendment".

                  8. AMENDMENT OF SECTION 7.13 (LIMITATION ON NEGATIVE PLEDGE CLAUSES). Section 7.13 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (e) thereof and substituting in lieu thereof a comma, and (b) adding at the end of such Section immediately before the period the following:

                           "and (g) the documents governing the Guarantee Obligations of the Borrower and its Subsidiaries in favor of Liberty".

                  9. AMENDMENT TO SECTION 8(e) (CROSS-DEFAULTS). Section 8(e) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

         "; and, PROVIDED, FURTHER, that a default, event or condition described in clause (iii) of this paragraph (e) shall not at any time constitute an Event of Default to the extent such default, event or condition arises out of the Borrower's failure to deliver audited financial statements or file a Form 10-K in respect of the Borrower's 2000 fiscal year prior to April 30, 2001, as may be required under any such instrument or agreement".

                  10. ADDITION OF SCHEDULE 1.1(g) (REAL ESTATE TRANSACTIONS). The Credit Agreement is hereby amended by adding a new Schedule 1.1(g) to the Credit Agreement in the form attached hereto as Annex A.

                  11. AMENDMENT TO THE INTERCREDITOR AGREEMENT. The Administrative Agent is hereby instructed by the Lenders to execute and deliver an amended and restated Intercreditor Agreement to reflect the Transactions. It is understood that such amended and restated Intercreditor Agreement shall provide, in substance, that the rights, remedies and interests of the Collateral Trustee and the beneficiaries for which the Collateral Trustee acts, in respect of the Collateral in which both the Administrative Agent and the Collateral Trustee hold a security interest, shall be equivalent (but subject to) the rights, remedies and interests in such Collateral of the administrative agent and the lenders under the Supplemental Credit Facility Agreement.

                  12. REPRESENTATIONS; NO DEFAULT. On and as of the date hereof, and after giving effect to this Amendment, (a) the Borrower certifies that no Default or Event of Default has occurred or is continuing, and (b) the Borrower confirms, reaffirms and restates that the representations and warranties set forth in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects, PROVIDED that the references to the Credit Agreement therein shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment.

                  13. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on and as of the date that:

                  (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of the Borrower;

                  (b) the Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit A hereto, from Lenders whose consent is required pursuant to Section 10.1 of the Credit Agreement;

                  (c) the Administrative Agent shall have received, for the benefit of the Lenders, an amendment fee in an amount previously agreed upon between the Administrative Agent and the Borrower;

                  (d) the Administrative Agent shall have received a payment instruction letter executed by the Borrower and satisfactory to the Administrative Agent directing payment of the net cash proceeds of the Real Estate Transactions into the Real Estate Cash Collateral Account or such other account established at the offices of the administrative agent under the Interim Loan Facility or an affiliate thereof;

                  (e) the Administrative Agent shall have received an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Loan Party other than the Borrower; and

                  (f) the Administrative Agent shall have received an executed certificate of an officer of the Borrower in form satisfactory to the Administrative Agent as to (i) the accuracy of the representations and warranties set forth in Section 4 of the Credit Agreement and in the other Loan Documents, (ii) the absence of any Default or Event of Default after giving effect to this Amendment, and (iii) such other customary matters as the Administrative Agent may reasonably request.

                  14. LIMITED CONSENT AND AMENDMENT. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                  15. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                       ANC RENTAL CORPORATION



                                       By: /s/ Howard D. Schwartz
                                           -------------------------------------
                                           Name:  Howard D. Schwartz
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary


                                       LEHMAN COMMERCIAL PAPER INC.,
                                        as Syndication Agent



                                       By: G. Andrew Keith
                                           -------------------------------------
                                           Name:  G. Andrew Keith
                                           Title: Authorized Signatory


                                       CONGRESS FINANCIAL CORPORATION
                                       (FLORIDA), as Administrative Agent



                                       By: /s/ Martin J. Coloson, Jr.
                                           -------------------------------------
                                           Name:  Martin J. Coloson, Jr.
                                           Title: First Vice President

                           ACKNOWLEDGMENT AND CONSENT

                  Each of the undersigned parties to the Guarantee and Collateral Agreement, dated as of June 30, 2000 and as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Congress Financial Corporation (Florida), as Administrative Agent, for the benefit of the Secured Parties, hereby (a) consents to the transactions contemplated by the foregoing Amendment to the Credit Agreement and (b) acknowledges and agrees that the guarantees and grants of security interests contained in the Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to such Amendment and all prior modifications to the Credit Agreement.

                                       ALAMO RENT-A-CAR (CANADA), INC.
                                       LIABILITY MANAGEMENT COMPANIES
                                       HOLDING, INC.
                                       NATIONAL CAR RENTAL LICENSING, INC.
                                       NATIONAL CAR RENTAL SYSTEM, INC.
                                       REPUBLIC GUY SALMON PARTNER, INC.
                                       REPUBLIC INDUSTRIES AUTOMOTIVE
                                       RENTAL GROUP (BELGIUM) INC.
                                       SPIRIT RENT-A-CAR, INC.


                                       By: /s/ Leland F. Wilson
                                           -------------------------------------
                                           Name:  Leland F. Wilson
                                           Title: Vice President and
                                                  Treasurer


                                       ALAMO RENT-A-CAR MANAGEMENT, LP
                                         By:  ARC-GP, Inc., its general partner
                                       ANC COLLECTOR CORPORATION
                                       ANC FINANCIAL, LP
                                         By: ANC Financial GP Corporation, its
                                           general partner

                                       ARC-TM, INC.
                                       NCR AFFILIATE SERVICER, INC.
                                       NCRAS MANAGEMENT, LP
                                         By: NCRAS-GP, Inc., its general partner
                                       NCRAS-GP, INC.
                                       SRAC MANAGEMENT, LP
                                         By: SRAC-GP, Inc., its general partner
                                       SRAC-GP, INC.
                                       SRAC-TM, INC.



                                       By: /s/ Leland F. Wilson
                                           -------------------------------------
                                           Name:  Leland F. Wilson
                                           Title: Vice President and
                                                  Treasurer


                                       ALAMO RENT-A-CAR, LLC



                                       By: /s/ Kathleen W. Hyle
                                           -------------------------------------
                                           Name:  Kathleen W. Hyle
                                           Title: Senior Vice President and
                                                  Treasurer


                                       ANC FINANCIAL CORPORATION



                                       By: /s/ Leland F. Wilson
                                           -------------------------------------
                                           Name:  Leland F. Wilson
                                           Title: Vice President and
                                                  Treasurer


                                       ANC FINANCIAL PROPERTIES, LLC



                                       By: /s/ Leland F. Wilson
                                           -------------------------------------
                                           Name:  Leland F. Wilson
                                           Title: Vice President and
                                                  Treasurer


                                       ANC INFORMATION TECHNOLOGY HOLDING, INC.


                                       By: /s/ Howard D. Schwartz
                                           -------------------------------------
                                           Name:  Howard D. Schwartz
                                           Title: Senior Vice President and
                                                  Secretary

                                       ANC INFORMATION TECHNOLOGY, INC.


                                       By: /s/ Howard D. Schwartz
                                           -------------------------------------
                                           Name:  Howard D. Schwartz
                                           Title: Senior Vice President and
                                                  Secretary


                                       ANC INFORMATION TECHNOLOGY, L.P.
                                         By: ANC INFORMATION TECHNOLOGY, INC.,
                                             its general partner



                                       By: /s/ Howard D. Schwartz
                                           -------------------------------------
                                           Name:  Howard D. Schwartz
                                           Title: Senior Vice President and
                                                  Secretary


                                       ANC IT COLLECTOR CORPORATION


                                       By: /s/ Howard D. Schwartz
                                           -------------------------------------
                                           Name:  Howard D. Schwartz
                                           Title: Senior Vice President and
                                                  Secretary


                                       ARC-TM PROPERTIES, LLC

                                       By: /s/ Leland F. Wilson
                                           -------------------------------------
                                           Name:  Leland F. Wilson
                                           Title: Vice President and
                                                  Treasurer


                                       NCR AFFILIATE SERVICER PROPERTIES, LLC



                                       By: /s/ Leland F. Wilson
                                           -------------------------------------
                                           Name:  Leland F. Wilson
                                           Title: Vice President and
                                                  Treasurer

                              LENDER CONSENT LETTER

                             ANC RENTAL CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED AS OF JUNE 30, 2000

To:  Lehman Commercial Paper Inc.
     3 World Financial Center
     New York, New York  10285

     Congress Financial Corporation (Florida)
     777 Brickell Avenue
     Miami, Florida  33131


Ladies and Gentlemen:

                  Reference is made to the Amended and Restated Credit Agreement, dated as of June 30, 2000 (the "CREDIT AGREEMENT"), among ANC RENTAL CORPORATION, a Delaware corporation (the "BORROWER"), the Lenders parties thereto, LEHMAN COMMERCIAL PAPER INC., as Syndication Agent, CONGRESS FINANCIAL CORPORATION (FLORIDA), as Administrative Agent, and others. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                  The Borrower has requested that the Lenders consent to amend the Credit Agreement on the terms described in the Amendment to which a form of this Lender Consent Letter is attached as Exhibit A (the "AMENDMENT").

                  Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Agents of the Amendment.

                                       Very truly yours,



                                       -----------------------------------------
                                       (NAME OF LENDER)


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Dated as of ____________ __, 2001